                                  EXHIBIT 12.1


CAPITAL CROSSING PREFERRED CORPORATION
RATIO OF EARNINGS TO PREFERRED STOCK DIVIDENDS
DOLLARS IN THOUSANDS

                                                    FOR THE YEAR      FOR THE PERIOD
                                                        ENDED       FROM MARCH 20, 1998     FOR THE YEAR ENDED DECEMBER 31, 2000
                                                    DECEMBER 31,    THROUGH DECEMBER 31,
                                                        1999               1998             ACTUAL                   AS ADJUSTED


Earnings available to common shareholder..........     $18,522            $13,055           $21,123

Preferred stock dividends (1).....................     $ 1,338            $    60           $ 1,459

Adjusted earnings (2).............................     $19,860            $13,115           $22,582

(2 divided by 1)..................................       14.84             218.58             15.48


CAPITAL CROSSING BANK
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DOLLARS IN THOUSANDS


                                                                       FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                       ACTUAL                   AS ADJUSTED

Earnings available to common shareholders........................      $10,043

Preferred stock dividends........................................          904

Income Taxes.....................................................        6,326
Interest Expense.................................................       38,132
                                                                       -------

Adjusted earnings (2)............................................      $55,405
                                                                       =======

Preferred stock dividends........................................        1,387
Interest expense.................................................       38,132
                                                                       -------

Fixes Charges (1)................................................      $39,519
                                                                       =======

(2 divided by 1).................................................         1.40